Exhibit 99.4
ABERCROMBIE & FITCH CO.
RELATED PERSON TRANSACTION POLICY

ABERCROMBIE & FITCH CO.
RELATED PERSON TRANSACTION POLICY
(Adopted August 21, 2007)
I.	Introduction
The Board of Directors of Abercrombie & Fitch Co. (“A&F”), acting upon the recommendation of its Nominating and Board Governance Committee (the “Committee”) has adopted this Related Person Transaction Policy (this “Policy”). This Policy is intended to provide guidance to the executive officers and directors of A&F to help them recognize and deal with actual and apparent conflicts of interest that may arise when an executive officer or director has or could have a direct or indirect material interest in a transaction in which A&F or one of its subsidiaries (collectively, the “Company”) is a participant. This Policy also sets forth the guidelines and procedures under which certain transactions must be reviewed and approved or ratified. This Policy is part of the Company’s commitment to integrity and enhances our Code of Business Conduct and Ethics.
II.	Definitions
A “Related Person” is any person:
•	who is or was an executive officer, a director or a director nominee of A&F at any time since the beginning of A&F’s last fiscal year;

•	who is or was an Immediate Family Member (as defined below) of an executive officer, a director or a director nominee of A&F at any time since the beginning of A&F’s last fiscal year;

•	who, at the time of the occurrence or at any time during the existence of the transaction, is the beneficial owner of more than 5% of any class of A&F’s voting securities (a “Significant Stockholder”); or

•	who, at the time of the occurrence or at any time during the existence of the transaction, is an Immediate Family Member of a Significant Stockholder of A&F.
An “Immediate Family Member” of a person is any:
•	child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such person; or

•	other person sharing the household of such person, other than a tenant or employee.

A “Related Person Transaction” is any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which:
•	the Company was, is or will be a participant, directly or indirectly;

•	the amount involved exceeds or is expected to exceed $120,000; and

•	a Related Person had, has or will have a direct or indirect interest.
“Related Person Transaction” specifically includes, without limitation, purchases of goods or services by or from a Related Person or entities in which a Related Person has a material interest, indebtedness and guarantees of indebtedness, and employment by the Company of a Related Person. “Related Person Transaction” also includes any material amendment or modification to an existing Related Party Transaction.
III.	Policies and Procedures for Review, Approval or Ratification of Related Person Transactions
Identification of Potential Related Person Transactions
Related Person Transactions will be brought to A&F management’s and the Committee’s attention in a number of ways. Each director, director nominee or executive officer of A&F must promptly notify A&F’s General Counsel in writing of any interest that such individual or an Immediate Family Member of such individual had, has or may have, in a Related Person Transaction. Any such notice shall include:
•	The person’s interest in the transaction, including his or her positions with, or ownership in, an entity that has an interest in the transaction;

•	Whether the Company is a party to the transaction and, if not, the nature of the Company’s participation in the transaction;

•	The identity of the parties to the transaction;

•	The purpose and timing of the transaction; and

•	The approximate dollar value of the transaction and the approximate dollar value of the Related Person’s interest in the transaction.
Each director, each director nominee and each executive officer will also complete a questionnaire on an annual basis designed to elicit information about potential Related Person Transactions.
In addition, any Related Person Transaction proposed to be entered into by the Company must be reported by A&F management to A&F’s General Counsel. Any such report shall include:

•	The name of the Related Person who had, has or will have a direct or indirect interest in the transaction;

•	The nature of the Related Person’s interest in the transaction, including his or her positions with, or ownership in, an entity that has an interest in the transaction;

•	Whether the Company is a party to the transaction and, if not, the nature of the Company’s participation in the transaction;

•	The identity of the parties to the transaction;

•	The purpose and timing of the transaction; and

•	The approximate dollar value of the transaction and, if known, the approximate dollar value of the Related Person’s interest in the transaction.
Any potential Related Person Transaction that is raised will be analyzed by A&F’s General Counsel, in consultation with management and with outside counsel, as appropriate, to determine whether the transaction, arrangement or relationship does, in fact, constitute a Related Person Transaction requiring compliance with this Policy.
Review, Approval or Ratification
Each Related Person Transaction shall be reviewed and approved or disapproved by the Committee in accordance with the terms of this Policy and, whenever practicable, prior to effectiveness or consummation of the Transaction. If A&F’s General Counsel determines that advance consideration of a Related Person Transaction is not practicable under the circumstances, the Committee shall review and, in its discretion, may ratify the Related Person Transaction at the next meeting of the Committee, or at the next meeting following the date that the Related Person Transaction comes to the attention of A&F’s General Counsel; provided, however, that A&F’s General Counsel may present a Related Person Transaction arising in the time period between meetings of the Committee to the Chair of the Committee, who shall review and may approve or disapprove the Related Person Transaction, subject to ratification by the Committee at the next meeting of the Committee, if appropriate.
In addition, any Related Person Transaction previously approved or ratified by the Committee or otherwise already existing that is ongoing in nature shall be reviewed by the Committee annually to ensure that such Related Person Transaction has been conducted in accordance with the previous approval granted by the Committee and that all required disclosures regarding the Related Person Transaction have been made.
If the Company becomes aware of a Related Person Transaction that has not previously been approved under this Policy, the Related Person Transaction shall be promptly reviewed by the Committee. The Committee shall consider all of the relevant facts and circumstances related to the Related Person Transaction, and shall evaluate all options available to the Company, including ratification, revision, termination or rescission of the Related Person Transaction, and shall take such course of action as the Committee deems appropriate under the circumstances.
Standing Pre-Approval for Certain Transactions
Each of the following Related Person Transactions shall be deemed to be pre-approved or ratified (as appropriate) by the Committee under the terms of this Policy, even if the aggregate amount involved will exceed $120,000:
•	Transactions where all stockholders receive proportionate benefits. Any transaction where the Related Person’s interest arises solely from the ownership of a class of A&F’s equity securities if all holders of the same class of equity securities receive the same benefit on a pro rata basis (e.g., dividends);

•	Employment of executive officers. Any transaction that involves compensation to an executive officer of A&F, as long as the executive officer is not an Immediate Family Member of another executive officer or director of A&F, if the compensation has been approved, or recommended to the Board of Directors for approval, by the Compensation Committee of A&F’s Board of Directors;

•	Director compensation. Any transaction that involves compensation to a director for services as a director of A&F if the compensation is required to be reported pursuant to Item 402(k) of SEC Regulation S-K;

•	Certain relationships with other corporations or organizations. Any transaction where the Related Person’s interest derives solely from his or her position as a director of another corporation or organization that is a party to the transaction;

•	Certain transactions with other persons. Any transaction where the Related Person’s interest derives solely from his or her direct or indirect ownership of less than 10% of the equity interest (other than a general partnership interest) in another person which is a party to the transaction. For purposes of determining whether the 10% of equity interest threshold is exceeded, the ownership interests in the other person of all directors, director nominees and executive officers of A&F and their respective Immediate Family Members are aggregated; and

•	Transactions involving competitive bids. Any transaction involving a Related Person where the rates or charges involved are determined by competitive bids.

IV.	Standards for Review, Approval or Ratification of Related Person Transactions
A Related Person Transaction reviewed under this Policy will be considered approved or ratified if it is authorized by the Committee in accordance with the standards set forth in this Policy after full disclosure of the Related Person’s interests in the Related Person Transaction. As appropriate for the circumstances, the Committee shall review and consider all information available to it which it deems relevant, including:
•	The Related Person’s interest in the Related Person Transaction;

•	The approximate dollar value of the amount involved in the Related Person Transaction;

•	The approximate dollar value of the amount of the Related Person’s interest in the Related Person Transaction without regard to the amount of any profit or loss;

•	Whether the Related Person Transaction was undertaken in the ordinary course of business of the Company;

•	Whether the Related Person Transaction is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

•	The purpose of, and the potential benefits to the Company of, the Related Person Transaction;

•	The impact of the Related Person Transaction on the Related Person’s independence; and

•	Any other information regarding the Related Person Transaction or the Related Person in the context of the proposed Transaction that would be material to investors in light of the circumstances of the particular Transaction.
The Committee may approve or ratify the Related Person Transaction only if the Committee determines that, under all of the circumstances, the Transaction is in the best interests of the Company. The Committee may, in its sole discretion, impose such conditions as it deems appropriate on the Company or the Related Person in connection with approval or ratification of the Related Person Transaction.
No director may participate in any approval or ratification of a Related Person Transaction in which the director or an Immediate Family Member of the director is a Related Person, except that the director must provide all material information concerning the Related Person involved in the Related Person Transaction to the Company’s General Counsel and the Committee.

The review and approval or ratification of a transaction, arrangement or relationship pursuant to this Policy does not necessarily imply that such transaction, arrangement or relationship is required to be disclosed under Item 404(a) of SEC Regulation S-K.